Execution Version

Fourth Amendment to

Second Amended and Restated Revolving Credit and Term Loan Agreement

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”) is entered into as of February 15, 2013, by and among: Centerline Holding Company and Centerline Capital Group LLC (collectively, the “Borrowers”); those Persons listed as Guarantors on Schedule 1 hereto (each, a “Guarantor,” and, collectively, the “Guarantors”); Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”) and, pursuant to Section 23.1 of the Loan Agreement (as defined below), those Lenders constituting the Required Lenders as set forth on a counterpart signature page hereto, substantially in the form of Schedule 2 hereto.

RECITALS

Reference is made to the following facts that constitute the background of this Amendment:

A. The parties hereto, among others, have entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Loan Agreement.

B. In addition, the parties hereto have also entered into that certain Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 14, 2011, as amended by (1) that certain Amendment to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 30, 2011, (2) that certain Amendment No. 2 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 15, 2011, (3) that certain Amendment No. 3 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 28, 2012, (4) that certain Amendment No. 4 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 18, 2012, (5) that certain Amendment No. 5 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 16, 2012, (6) that certain Amendment No. 6 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 5, 2012, (7) that certain Amendment No. 7 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 11, 2013, and (8) that certain Amendment No. 8 to Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 6, 2013 (collectively, as amended, the “Waiver”), pursuant to which, among other things, the Administrative Agent and the Required Lenders temporarily waived certain Events of Default (collectively, the “Financial Covenant Events of Default”) related to the Borrowers’ compliance with the Consolidated EBITDA to Fixed Charge Ratio covenant set forth in Section 10.13 of the Loan Agreement (the “Fixed Charge Covenant”) and the Total Debt/Consolidated EBITDA Ratio covenant set forth in Section 10.14 of the Loan Agreement (the “Leverage Covenant”).

C. In light of each of the foregoing, the Borrowers and the Guarantors have requested that the Required Lenders make certain modifications to the terms of the Loan Agreement, in each case as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and conditions set forth herein and in the Loan Agreement, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Conditions to Effectiveness of Amendment. Except as otherwise provided herein, the execution and delivery of this Amendment by the Required Lenders is conditioned upon (a) the execution and delivery of this Amendment by the Borrowers and the Guarantors and (b) the execution, delivery and/or completion by the Borrowers and the Guarantors of the following documents and/or actions, as applicable:

(i) Payment of Legal and Other Fees. Simultaneously with the execution and delivery of this Amendment, the Borrowers and the Guarantors shall pay, or cause to be paid, all of the Administrative Agent’s reasonable costs, fees and expenses incurred through the date hereof in connection with the administration of the Loan Agreement and for which a reasonably detailed invoice has been provided, including, without limitation, all reasonable outstanding fees and disbursements owed to the Administrative Agent’s legal counsel, Nutter, McClennen & Fish LLP (“Nutter”) and Nutter’s consultant, Loughlin Management Partners + Co. (“LM+Co”), including, without limitation, the fees payable to LM+Co as described in that certain letter agreement, dated as of the date hereof, by and among Nutter, the Administrative Agent and LM+Co.

(ii) Amendment Fee. Simultaneously with, and in consideration of, the execution and delivery of this Amendment by the Required Lenders, the Borrowers and the Guarantors shall pay, or cause to be paid, a fee in the amount of $25,000.00 to each of the Required Lenders that executes and delivers a counterpart signature page to this Amendment, which fee shall be considered fully earned, non-refundable and due and payable upon the execution and delivery of this Amendment.

(iii) CRA Preferred Redemption. The Borrowers and the Guarantors shall redeem all outstanding shares of Series A Convertible Community Reinvestment Act Preferred Shares (the “CRA Preferred Shares”) held by TD Bank, N.A. (such redemption, the “CRA Preferred Redemption”); provided, however, that the amount expended by the Borrowers, the Guarantors or any of their respective Subsidiaries in connection with the CRA Preferred Redemption shall not exceed $2,000,000 plus costs, fees and expenses due and payable under the terms of that certain Option Agreement, dated as of January 1, 2008, between TD Bank, N.A. (as successor in interest to Commerce Bank/North) and CHC, which costs, fees, and expenses shall not exceed $250,000.

(iv) Closing Checklist. Simultaneously with, or prior to, the execution and delivery of this Amendment, the Borrowers and the Guarantors shall execute, deliver and/or complete each of the documents and/or actions, as applicable, as set forth on the closing checklist attached hereto as Exhibit A, except for those items that are specifically contemplated to be delivered post-closing, as indicated on such closing checklist.

Section 2. Waiver of Financial Covenant Events of Default. In accordance with Section 23.1 of the Loan Agreement, notwithstanding anything in the Loan Documents to the contrary, and in reliance upon the satisfaction in full of the conditions precedent set forth above, as well as the satisfaction of all terms, conditions, covenants, representations and warranties set forth in this Amendment, the Required Lenders hereby permanently waive any Default under any Loan Document which may have resulted solely on account of the Financial Covenant Events of Default.

Section 3. Consolidated EBITDA. In accordance with Section 23.1 of the Loan Agreement, the definition of “Consolidated EBITDA” appearing in Section 1.1.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the definition of Consolidated EBITDA attached hereto as Annex A.

Section 4. Consolidated Net Income. In accordance with Section 23.1 of the Loan Agreement, the definition of “Consolidated Net Income” appearing in Section 1.1.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the definition of Consolidated Net Income attached hereto as Annex B.

Section 5. Excess Sale Proceeds. In accordance with Section 23.1 of the Loan Agreement, the definition of “Excess Sale Proceeds” appearing in Section 1.1.2 of the Loan Agreement is hereby amended by deleting the period at the end of subsection (d) thereof and replacing it with a semi-colon and adding a new subsection (e) thereto as follows:

“(e) proceeds from any Permitted Investments allowed pursuant to Section 10.6.2(b) hereof.”

Section 6. GAAP. In accordance with Section 23.1 of the Loan Agreement, the definition of “GAAP” appearing in Section 1.1.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the definition of GAAP attached hereto as Annex C.

Section 7. Total Debt. In accordance with Section 23.1 of the Loan Agreement, the definition of “Total Debt” appearing in Section 1.1.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the definition of Total Debt attached hereto as Annex D.

Section 8. Use of Revolving Loans. In accordance with Section 23.1 of the Loan Agreement, Section 3.1(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(b) Use of Revolving Loans. From and after the effective date hereof, through the Revolver Maturity Date, the proceeds of Revolving Loans equal to an aggregate outstanding balance of up to $25,000,000 may be borrowed, repaid and reborrowed from time to time entirely (i) for investments by Centerline LIHTC Sub or, in the event of a Valid Business Impediment to Centerline LIHTC Sub making such investment, Centerline Investor LP or Centerline Investor LP II (“LIHTC Investments”) and (ii) for the Borrowers’, Guarantors’ and Pledged Entities’ general corporate purposes; provided, however, that the aggregate outstanding balance of Revolving Loans used for the Borrowers’, Guarantors’ and Pledged Entities’ general corporate purposes shall not exceed (x) from February 15, 2013 through February 15, 2014, $17,500,000, (y) from February 16, 2014 through December 31, 2014, $15,000,000 and (z) from January 1, 2015 through the Revolver Maturity Date, $10,000,000.”

For purposes of clarity, the parties hereto hereby acknowledge and agree that, as of the date hereof, a portion of the $17,500,000.00 available for LIHTC Investments and general corporate purposes has already been drawn by the Borrowers as reflected in more detail on Annex E attached hereto.

Section 9. Mandatory Repayment of Outstanding LIHTC Amounts.

(a) The Borrowers hereby acknowledge and agree that Annex E attached hereto sets forth a true, complete and correct summary of all LIHTC Advance Amounts outstanding as of the date hereof and the names of the LIHTC Properties in which Centerline LIHTC Sub, Centerline Investor LP or Centerline Investor LP II, as the case may be, have made LIHTC Investments with the proceeds thereof (collectively, the “Outstanding LIHTC Amounts”). The Borrowers further acknowledge and agree that, as of the date hereof, such Outstanding LIHTC Amounts remain outstanding notwithstanding the requirement under Section 4.1.2 of the Loan Agreement that each such amount be repaid no later than one hundred eighty (180) days after the date on which each such Outstanding LIHTC Amount was advanced.

(b) Notwithstanding the foregoing or anything else in the Loan Documents to the contrary, and in reliance upon the satisfaction in full of the conditions precedent set forth above, as well as the satisfaction of all terms, conditions, covenants, representations and warranties set forth in this Amendment, the Required Lenders hereby waive any Default under any Loan Document which may have resulted solely on account of the Borrowers’ failure to timely repay such Outstanding LIHTC Amounts in accordance with Section 4.1.2 of the Loan Agreement. In consideration for the foregoing waiver, the Borrowers hereby acknowledge and agree that (i) on or prior to August 15, 2013, the Borrowers shall cause all of the Outstanding LIHTC Amounts to be repaid in full, other than up to $2,000,000, solely to the extent that such amount is actually withheld from Centerline LIHTC Sub pursuant to the terms of the sale of its interests in a LIHTC Property known as Lakefront Phase II LLC (such amount, the “Lakefront Hold Back”), and (ii) on or prior to the earliest to occur of (A) January 15, 2014 and (B) the date on which the Lakefront Hold Back is released to Centerline LIHTC Sub or any other member of the Centerline Group, the Borrowers shall cause the remaining $2,000,000 of the Outstanding LIHTC Amounts, plus all accrued but unpaid interest thereon, to be repaid in full.

Section 10. Commitment to Issue Letters of Credit. Notwithstanding anything in the Loan Documents to the contrary, effective as of the date hereof, the Issuing Bank shall have no further obligation to issue New Letters of Credit under the Loan Agreement. Any decision to issue New Letters of Credit under the Loan Agreement shall be entirely and solely at the discretion of the Issuing Bank.

Section 11. Delivery of Financial Statements. In accordance with Section 23.1 of the Loan Agreement, Section 9.5.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the provisions attached hereto as Annex F.

Section 12. Compliance Certificate. In connection with the amendments contained herein, and in accordance with Section 23.1 of the Loan Agreement, the form of Compliance Certificate attached to the Loan Agreement as Exhibit 9.5.1(c) is hereby amended by deleting it in its entirety and replacing it with the form of Compliance Certificate attached hereto as Annex G.

Section 13. Applicable Margin. In accordance with Section 23.1 of the Loan Agreement, the Applicable Margin applicable to the Loans is hereby amended by deleting the portion of Exhibit 1.1A labeled “Applicable Margin” in its entirety and replacing it with the language included in Annex H attached hereto.

Section 14. Fixed Charge Covenant. In accordance with Section 23.1 of the Loan Agreement, the Fixed Charged Covenant set forth in Section 10.13 of the Loan Agreement is hereby amended by deleting the portion of Exhibit 1.1A labeled “Consolidated EBITDA to Fixed Charge Ratio” in its entirety and replacing it with the language included in Annex H attached hereto.

Section 15. Leverage Covenant. In accordance with Section 23.1 of the Loan Agreement, the Leverage Covenant set forth in Section 10.14 of the Loan Agreement is hereby amended by deleting the portion of Exhibit 1.1A labeled “Total Debt/Consolidated EBITDA Ratio” in its entirety and replacing it with the language included in Annex H attached hereto.

Section 16. Limitation on Loans. In accordance with Section 23.1 of the Loan Agreement, Section 10.6.1(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following: “[Intentionally Omitted].”

Section 17. Permitted Investments. In accordance with Section 23.1 of the Loan Agreement, Section 10.6.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“10.6.2 Limitations on Investments. The Borrowers and Guarantors will not make, and will not permit or suffer any of the Pledged Entities making, any investments other than the following, subject in each case to the Borrowers’, Guarantors’ and Pledged Entities’ compliance with the other restrictions contained in this Credit Agreement, including, without limitation, the prohibitions on entering into transactions with Island and its Affiliates, C-III or The Related Companies Group contained in Section 10.18:

(a) investments in the businesses engaged in by the Borrowers and Guarantors consisting of the following (collectively, the “Lines of Business”);

(1) substantially as engaged in on the Closing Date: (i) the syndication of LIHTC Investments, (ii) the provision of asset management services, (iii) the origination, selling and servicing of mortgage loans pursuant to governmental or quasi-governmental agency programs, and (iv) the ownership, management, stabilization and maintenance of the B Bonds and cash flows derived therefrom;

(2) investments by any Borrower, Guarantor and Pledged Entity in any other Borrower, Guarantor and Pledged Entity;

(3) the acquisition and securitization of tax-exempt bonds issued to fund construction of affordable housing in the United States;

(4) investments (including debt obligations and Capital Stock) converted in connection with (x) the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment and (y) the non-cash proceeds of any disposition permitted by Section 10.5; and

(5) any businesses reasonably complementary to any of the businesses described in clause (a)(1) of this Section; or

(b) investments by the Borrowers, the Guarantors, and the Pledged Entities of up to $5,000,000 (or up to $10,000,000 if the Total Debt/Consolidated EBITDA Ratio for the previous two consecutive Fiscal Quarters, as measured on a trailing twelve (12) month basis, shall be equal to or less than 3.00 to 1.00), determined on a cumulative basis and without duplication, in any of the following (collectively, the “Permitted Investments”):

(1) general partnerships, co-general partnerships, and joint ventures with investment strategies consisting of (A) tax-exempt bond lending for affordable multi-family housing assets; (B) bridge lending for affordable and conventional multi-family housing assets; (C) subordinate, second lien, mezzanine or preferred financing for affordable and conventional multi-family housing assets; and (D) equity interests in affordable and conventional multi-family housing assets;

(2) property management businesses; and

(3) equity interests in assets, funds and partnerships related to LIHTC Properties.”

Section 18. Tax Distributions. In accordance with Section 23.1 of the Loan Agreement, Section 10.7(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following “(a) [Intentionally Omitted].”

Section 19. Employee Equity Compensation. In accordance with Section 23.1 of the Loan Agreement, Section 10 of the Loan Agreement is hereby amended by adding a new subsection 10.20 thereto as follows:

“10.20 Employee Equity Compensation. The Borrowers and the Guarantors shall not grant, and shall not permit or suffer any of the Pledged Entities granting, any equity-based compensation to such Person’s directors, officers, employees, consultants or other Persons in excess of twenty percent (20%) of the fully-diluted equity of such Person in the aggregate.”

Section 20. Notice to Island. In accordance with Section 23.1 of the Loan Agreement, Schedule 3 to the Loan Agreement is hereby amended by deleting the following reference contained therein in its entirety:

“with copies to:

Island Capital Group LLC

717 Fifth Avenue - 18th Floor

New York, New York  10022

Attention: Charles H. F. Garner

Facsimile no. 212.705.5001

Email: cgarner@islecap.com.”

Section 21. Other Amendments to Loan Agreement. In accordance with Section 23.1 of the Loan Agreement, the Loan Agreement is further amended as follows:

(a) Capital Adequacy. Section 6.8 of the Loan Agreement is hereby amended by adding the following provision immediately after the end of the phrase “(whether or not having the force of law)” appearing in subsection (i) thereof:

“(acknowledging that for purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the Unites States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be such an adoption of or change in law, regardless of the date enacted, adopted or issued)”.

(b) USA PATRIOT Act. Section 26 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

“The Borrowers and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.”

Section 22. Conversion of Certain Guarantors and Pledged Entities By Tax-Free Merger. In accordance with Section 23.1 of the Loan Agreement, the Required Lenders hereby waive any terms of the Loan Agreement and the Loan Documents that would otherwise prohibit CMC, CMP and Centerline Finance Corporation from converting by tax-free merger from corporate form to limited liability company form (the “Conversions”), including, without limitation, the provisions of 9.6.2 and 10.11 of the Loan Agreement, solely with respect to such Conversions; provided that the Conversions are consummated within fifteen (15) days following the execution and delivery of this Amendment upon terms and conditions that are reasonably acceptable to the Administrative Agent. In furtherance of the foregoing, upon completion of the Conversions of CMC, CMP and Centerline Finance Corporation, respectively, from corporate to limited liability form as contemplated herein, all references in the Loan Agreement and the Loan Documents to (a) “Centerline Mortgage Capital Inc.” and “Centerline Mortgage Capital Inc., a Delaware corporation” shall hereinafter be replaced with references to “Centerline Mortgage Capital LLC” and “Centerline Mortgage Capital LLC, a Delaware limited liability company,” respectively, (b) “Centerline Mortgage Partners Inc.” and “Centerline Mortgage Partners Inc., a Delaware corporation” shall hereinafter be replaced with references to “Centerline Mortgage Partners LLC” and “Centerline Mortgage Partners LLC, a Delaware limited liability company,” respectively, and (c) “Centerline Finance Corporation” and “Centerline Finance Corporation, a Delaware corporation” shall hereinafter be replaced with references to “Centerline Finance LLC” and “Centerline Finance LLC, a Delaware limited liability company,” respectively.

Section 23. Cessation of Public Company Status. Notwithstanding anything set forth in the Loan Agreement to the contrary, CHC shall be permitted to perform such acts as may be reasonably necessary to cease reporting as a public corporation, including, without limitation, (a) the implementation of a reverse stock split, related forward stock split, and the repurchase of fractional shares that may result from such reverse and forward stock splits in an amount not to exceed $2,000,000, and (b) the deregistration of CHC's common shares and related Series B Special Share Purchase Rights of beneficial interest under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the suspension of CHC's reporting obligations under Section15(d) of the Exchange Act.

Section 24. Restructuring of Natixis Agreements. Notwithstanding anything set forth in the Loan Agreement to the contrary, the Borrowers, the Guarantors and the Pledged Entities shall be permitted to take all action reasonably necessary to effectuate the merger and consolidation of CFin into CFin Holdings, with CFin Holdings surviving such merger and consolidation as the surviving entity, in each case solely pursuant to the terms of that certain Master Bond Restructuring Agreement and that certain Master Management and Services Agreement, substantially in the form of the drafts provided to the Administrative Agent on January 22, 2013.

Section 25. Enterprise Valuation. In furtherance, and not in limitation, of anything contained in Section 14 of the Loan Agreement, the Borrowers agree to pay all reasonable costs and expenses incurred by the Administrative Agent or its counsel in connection with annual enterprise valuations of the Centerline Group by such third parties as the Administrative Agent or its counsel may select from time to time.

Section 26. Representations and Warranties. The Borrowers and Guarantors, jointly and severally, represent and warrant to the Lenders, the Issuing Bank and the Administrative Agent as of the date of this Amendment that: (a) other than to the extent described herein, no Default is in existence on the date hereof, or will result from the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (b) each of the representations and warranties of the Borrowers and the Guarantors in the Loan Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event); (c) this Amendment and the Loan Agreement are legal, valid and binding agreements of the Borrowers and the Guarantors and are enforceable against them in accordance with their terms; and (d) each of the conditions precedent to the effectiveness of that certain letter agreement, dated as of February 8, 2013, by and between CHC and Manufacturers and Traders Trust Company (“M&T”), with respect to M&T’s waiver and termination of certain MFN rights, has been satisfied.

Section 27. Ratification. Except as hereby amended or waived, the Loan Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or of any covenant, term or provision of the Loan Agreement or the other Loan Documents. Without limiting the foregoing, the Borrowers and the Guarantors hereby expressly acknowledge and agree that all ongoing obligations under the various Side Letters entered into in connection with, and as defined in, the Waiver, shall continue in full force and effect. In furtherance of the foregoing ratification, by executing this Amendment in the spaces provided below, each of the Guarantors, on a joint and several basis, hereby absolutely and unconditionally (a) reaffirms its obligations under the Guaranties, and (b) absolutely and unconditionally consents to (i) the execution and delivery by the Borrowers of this Amendment, (ii) the continued implementation and consummation of arrangements and transactions contemplated by the Loan Agreement (including, without limitation, as amended or waived hereby) and the other Loan Documents, and (iii) the performance and observance by each Borrower and each Guarantor of all of its respective agreements, covenants, duties and obligations under the Loan Agreement (including, without limitation, as amended hereby) and the other Loan Documents.

Section 28. Counterparts. This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

Section 29. Amendment as Loan Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Loan Agreement.

Section 30. Governing Law. This AMENDMENT shall be deemed to constitute a contract made under the laws of the State of New York, INCLUDING ARTICLE 5 OF THE UCC, and shall be governed by and construed in accordance with the internal laws of the State of New York (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, but otherwise without regard to its conflicts of law rules).

Section 31. Successors and Assigns. This Amendment shall be binding upon each of the Borrowers, the Guarantors, the Lenders, the Issuing Bank, the Administrative Agent, and their respective successors and assigns, and shall inure to the benefit of each such Person and their permitted successors and assigns.

Section 32. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 33. Expenses. Each Borrower jointly and severally agrees to promptly reimburse the Administrative Agent for all expenses, including, without limitation, reasonable fees and expenses of Nutter and LM+Co, that such Person has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 34. Integration. This Amendment contains the entire understanding of the parties hereto and with any other Lenders and parties to the Loan Agreement with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 35. No Course of Dealing. The Administrative Agent and the Required Lenders have entered into this Amendment on the express understanding with the Borrowers and the Guarantors that, in entering into this Amendment, neither the Administrative Agent nor the Lenders are establishing any course of dealing with the Borrowers or the Guarantors. The Administrative Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Loan Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment. Neither the Administrative Agent nor the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such amendments or waivers are requested by the Borrowers and/or the Guarantors in the future, assuming the terms and conditions thereof are satisfactory to the Administrative Agent and the Lenders, the Administrative Agent and the Lenders may require the payment of fees in connection therewith. Each of the Borrowers and the Guarantors agree that none of the waivers or amendments set forth herein constitute a course of dealing giving rise to any obligation on the part of the Administrative Agent or the Lenders that requires a similar or any other waiver or amendment with respect to the Loan Agreement or any other Loan Document.

Section 36. Jury Trial Waiver. THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY ACCEPTANCE OF THIS AMENDMENT, MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, ARISING OUT OF TORT, STRICT LIABILITY, CONTRACT OR ANY OTHER LAW, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized officers or representatives, all as of the date first above written.

BORROWERS:	CENTERLINE HOLDING COMPANY

	By:	/s/ Michael Larsen
		Name:	Michael Larsen
		Title:	CFO

CENTERLINE CAPITAL GROUP LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

(Signatures continued on next page)

S-Borrowers

Signature page to Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement

GUARANTORS:	CENTERLINE CAPITAL COMPANY LLC

	By:	/s/ Michael Larsen
		Name:	Michael Larsen
		Title:	CFO

CENTERLINE AFFORDABLE HOUSING ADVISORS LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CENTERLINE HOLDING TRUST

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CENTERLINE HOLDING TRUST II

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CENTERLINE AREA LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

(Signatures continued on next page)

S-Guarantors

Signature page to Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement

GUARANTORS (CONT.):	CENTERLINE FINANCE CORPORATION

	By:	/s/ Michael Larsen
		Name:	Michael Larsen
		Title:	CFO

CENTERLINE INVESTOR LP LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CENTERLINE INVESTOR LP II LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CENTERLINE INVESTOR LP III LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CM INVESTOR LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

CENTERLINE MANAGER LLC

By:	/s/ Michael Larsen
	Name:	Michael Larsen
	Title:	CFO

S-Guarantors

Signature page to Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement

Schedule 1

Guarantors

1.	CCC
2.	CAHA
3.	Holding Trust
4.	Holding Trust II
5.	Centerline AREA LLC
6.	Centerline Finance Corporation
7.	Centerline Investor LP
8.	Centerline Investor LP II
9.	Centerline LIHTC Sub
10.	CM Investor LLC
11.	Centerline Manager LLC

Schedule 2

Form of Signature Page for Lenders included in Required Lenders for purposes of approving FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT:

The undersigned hereby evidences its agreement to the terms of that certain FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of February 15, 2013, and the consummation of the transactions contemplated thereby, amending that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and Centerline Capital Group LLC, as the Borrowers, the Guarantors described therein, the Lenders described therein, and Bank of America, N.A., as the Administrative Agent and the Issuing Bank, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

BANK OF AMERICA, N.A.

By:	/s/ John F. Simon
Name:	John F. Simon
Title:	SVP

Representing 40.816326532% of all Revolving Loan Commitments and Term Loan Commitments

Schedule 2

Form of Signature Page for Lenders included in Required Lenders for purposes of approving FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT:

The undersigned hereby evidences its agreement to the terms of that certain FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of February 15, 2013, and the consummation of the transactions contemplated thereby, amending that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and Centerline Capital Group LLC, as the Borrowers, the Guarantors described therein, the Lenders described therein, and Bank of America, N.A., as the Administrative Agent and the Issuing Bank, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

Morgan Stanley Senior Funding, Inc.

By:	/s/ Holly Neiweem
Name:	Holly Neiweem
Title:	SVP

Representing 16.3% of all Revolving Loan Commitments and Term Loan Commitments

Schedule 2

Form of Signature Page for Lenders included in Required Lenders for purposes of approving FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT:

The undersigned hereby evidences its agreement to the terms of that certain FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of February 15, 2013, and the consummation of the transactions contemplated thereby, amending that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and Centerline Capital Group LLC, as the Borrowers, the Guarantors described therein, the Lenders described therein, and Bank of America, N.A., as the Administrative Agent and the Issuing Bank, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

MLBUSA COMMUNITY DEVELOPMENT CORP.

By:	/s/ John F. Simon
Name:	John F. Simon
Title:	Authorized Signatory

Representing 10.204081632% of all Revolving Loan Commitments and Term Loan Commitments

Schedule 2

Form of Signature Page for Lenders included in Required Lenders for purposes of approving FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT:

The undersigned hereby evidences its agreement to the terms of that certain FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of February 15, 2013, and the consummation of the transactions contemplated thereby, amending that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and Centerline Capital Group LLC, as the Borrowers, the Guarantors described therein, the Lenders described therein, and Bank of America, N.A., as the Administrative Agent and the Issuing Bank, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

CIBC INC.

By:	/s/ Charles D. Mulkeen
Name:	Charles D. Mulkeen
Title:	Executive Director

Representing 8.16% of all Revolving Loan Commitments and Term Loan Commitments

Schedule 2

Form of Signature Page for Lenders included in Required Lenders for purposes of approving FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT:

The undersigned hereby evidences its agreement to the terms of that certain FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of February 15, 2013, and the consummation of the transactions contemplated thereby, amending that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and Centerline Capital Group LLC, as the Borrowers, the Guarantors described therein, the Lenders described therein, and Bank of America, N.A., as the Administrative Agent and the Issuing Bank, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

Comerica Bank

By:	/s/ Thomas W. Million
Name:	Thomas W. Million
Title:	Vice President

Representing 4.081632653% of all Revolving Loan Commitments and Term Loan Commitments

Annex A

Definition of Consolidated EBITDA

[Attached]

ANNEX A

(Definition of Consolidated EBITDA)

Consolidated EBITDA. For purposes of determining CHC’s Consolidated EBITDA, unless otherwise agreed between the Borrowers and the Administrative Agent, the methods and bases of accounting, including, without limitation, the bases upon which underlying assumptions are made, shall be the same methods and bases historically applied as reflected on the examples of the calculations of CHC’s Consolidated EBITDA utilizing the definition set forth herein for the periods ending on June 30, 2012 and September 30, 2012, on the schedules and sub-schedules prepared by CHC attached to this Annex A as Exhibit A. Consolidated EBITDA means, with respect to any Person for any period; the sum (without duplication) of:

(a) Consolidated Net Income;

plus:

(b) in each case to the extent deducted, or not included in net income, in determining Consolidated Net Income,

(i) consolidated interest expense on Total Debt,

(ii) the Unused Facility Fee and any other unused facility fees on Total Debt,

(iii) Distributions paid, accrued or allocated to any class of preferred Capital Stock (if actually paid, solely if and to the extent permitted to be paid by the terms of this Credit Agreement; and other than Distributions permitted and contemplated by Section 10.7),

(iv) all federal, state, local and foreign income tax expense,

(v) depreciation, depletion, and amortization expense (including mortgage servicing rights) and other similar non-cash items,

(vi) non-cash losses related to mortgage servicing rights,

(vii) income allocated to minority interests related to SCU’s,

(viii) non-cash impairments of non-working capital assets, including intangibles, Supplemental Loans and the B Bonds,

(ix) non-recurring net losses from the sale or other disposition of assets outside the ordinary course of business permitted under this Credit Agreement,

(x) non-cash losses associated with the change in fair market value of rights and obligations under Derivative Agreements,

(xi) the principal amount of any Supplemental Loans collected,

(xii) all non-cash reserves taken, directly or indirectly, on account of any risk-sharing arrangements with Fannie Mae, Freddie Mac or any similar or successor governmental or quasi-governmental body or any similar risk-sharing arrangement with any other Person,

(xiii) all non-cash losses or expenses related to deconsolidated entities and consolidated partnerships, and changes to basis of accounting pursuant to that certain Fourth Amendment to this Credit Agreement, dated as of February 15, 2013 (the “Fourth Amendment”),

(xiv) interest income received from B Bonds,

(xv) any other non-recurring losses or expenses relating to (v) lease termination costs, (w) stabilization escrow impairment, (x) extinguishment of liabilities, (y) losses or expenses not to exceed (1) $250,000 with respect to any single transaction or matter and (2) $1,000,000 in the aggregate during the applicable measurement period, and (z) other matters approved for inclusion in the calculation of Consolidated EBITDA by the Administrative Agent.

(xvi) expenses incurred directly associated with the negotiation and/or execution of amendments, waivers, workouts, recapitalizations and/or restructurings with respect to this Credit Agreement, including those paid to Nutter, McClennen & Fish LLP and Nutter’s consultant, Loughlin Management Partners + Co., Rothschild Inc., Cadwalader, Wickersham & Taft LLP, and Paul Hastings, LLP, as set forth on a quarterly basis on Exhibit B attached hereto with respect to such expenses paid prior to the date of the Fourth Amendment (it being understood that Exhibit B is not intended to limit or restrict the inclusion in the calculation of Consolidated EBITDA of such expenses in an aggregate amount not to exceed $2,320,000 that are paid following the date of the Fourth Amendment),

(xvii) expenses incurred in connection with the redemption of CRA Preferred Shares held by Citizens Bank & Trust and TD Bank, N.A. and the negotiation of waivers by certain holders of the right to receive benefits and accommodations with respect to the CRA Preferred Shares no less favorable than those extended to any other holders of CRA Preferred Shares, as set forth on a quarterly basis on Exhibit C attached hereto,

(xviii) expenses directly related to SEC filings and reporting, in an amount not to exceed $2.7 million annually, as set forth on a quarterly basis on Exhibit D to this Annex A,

(xix) severance costs in an amount not in excess of $1 million incurred prior to June 30, 2013,

(xx) all equity losses from Excluded Entities or general partnership interests in any LIHTC Properties, and

(xxi) any non-cash expenses related to stock-based compensation to employees of CHC permitted pursuant to the terms of Section 10.20 of this Credit Amendment,

minus:

(c) in each case to the extent added, or not included as a net loss, in determining Consolidated Net Income,

(i) all federal, state, local and foreign income tax benefits,

(ii) non-cash gains related to the initial valuation of mortgage servicing rights,

(iii) losses allocated to minority interests related to SCU’s,

(iv) non-cash recoveries of non-working capital assets, including intangibles and Supplemental Loans,

(v) non-recurring net gains from the sale or other disposition of assets outside the ordinary course of business permitted under this Credit Agreement,

(vi) non-cash gains associated with the change in fair market value of rights and obligations under Derivative Agreements,

(vii) other non-recurring gains relating to (u) lease termination costs, (v) stabilization escrow impairment, and (w) extinguishment of liabilities, and (x) gains not to exceed (1) $250,000 with respect to any single transaction or matter and (2) $1,000,000 in the aggregate during the applicable measurement period, (y) the sale or other disposition or monetization of any Permitted Investments, and (z) other matters approved for exclusion in the calculation of Consolidated EBITDA by the Administrative Agent.

(viii) the principal amount of any Supplemental Loans, or cash reserves created in the nature of Supplemental Loans or other protective advances, directly or indirectly made to or for the benefit of any LIHTC Property or Centerline-Sponsored Fund,

(ix) all amounts paid, advanced or otherwise made available to Island or any of its Affiliates, including, without limitation, pursuant to the Management Agreement,

(x) all cash payments actually made, directly or indirectly, on account of any risk-sharing arrangements with Fannie Mae, Freddie Mac or any similar or successor governmental or quasi-governmental body or any similar risk-sharing arrangement with any other Person,

(xi) all amounts due and payable to third parties under the Timex Contribution Agreement to the extent such amounts are included in CHC’s Consolidated Net Income,

(xii) any non-cash reserves reversed,

(xiv) all equity income from Excluded Entities or general partnership interests in any LIHTC Properties,

(xv) all non-cash gains related to deconsolidated entities and consolidated partnerships, and changes to basis of accounting pursuant to the Fourth Amendment, and

(xvi) GAAP recognition of B Bonds interest income.

**************************

Exhibit A

To

Annex A to the Fourth Amendment

Attached Hereto123

1 6/30/12 TTM pro forma EBITDA calculation and sub-schedules in form and substance reasonably acceptable to the Administrative Agent to be received for attachment to Exhibit A on or before February 22, 2013.

2 Pro forma calculations of EBITDA and sub-schedules on Exhibit A should be revised to reflect actual expenses in clauses (b)(xvi), (b)(xvii), (b)(xviii) and (b)(xix) by quarter, rather than estimates.

3 Pro forma’s should include a line item for each clause of Consolidated EBITDA definition, even if the value assigned to that line item is $0.

Centerline Holding Company

Revolving Credit and Term Loan Covenant Calculations

2012-09-30

TTM

9/30/2012

 Exhibit A to Annex A

Calculation of Consolidated EBITDA:

[a] CHC Consolidated Net Income (Loss)	19.98

+ [b](i): Consolidated interest expense on Total Debt	4.91

+ [b](ii): Unused facility fees on Total Debt	0.37

+ [b](iii): Distributions paid, accrued or allocated on any preferred capital stock	0.00

+ [b](iv) / -[c](i): All federal, state, local and foreign income tax expense (benefit)	(1.17)

+ [b](v): depreciation, depletion, and amort. (including MSR's) & other similar non-cash items	16.02

+ [b](vi) / -[c](ii): non-cash losses/(gains) related to mortgage servicing rights	(27.77)

+ [b](vii) / -[c](iii): Income/(losses) allocated to minority interests related to SCU's	0.00

+ [b](viii) / -[c](iv): non-cash impairment/(recoveries) of non-working capital assets, including intangibles	0.00

+ [b](viii) / -[c](iv): non-cash impairment/(recoveries) of supplemental loans	3.51

+ [b](viii) / -[c](iv): non-cash impairment/(recoveries) of B Bonds	0.00

+ [b](ix) / -[c](v): non-recurring net loss/(gain) from sale or other disposition of assets	(0.63)

+ [b](x) / -[c](vi): non-cash losses/(gain) associated with changes in FMV of derivatives	4.04

+ [b](xi) / -[c](viii): Principal of Supplemental Loans collected/(created)	(9.27)

+ [b](xii): non-cash reserves taken for risk-sharing	(7.71)

+ [b](xiii) / -[c](xv): all non-cash losses or expenses/(gains) related to deconsolidated entities and consolidated partnerships	0.00

+ [c](xvi): GAAP Recognition of B Bonds interest income	(20.33)

+ [b](xiv): Interest Income received from B Bonds	27.49

+ [b](xv) / [c](vii): Other non-recurring losses or expenses/(gain) - Lease Termination Costs	3.33

+ [b](xv) / [c](vii): Other non-recurring losses or expenses/(gain) - Stabilization escrow impairment recovery	(23.55)

+ [b](xv) / [c](vii): Other non-recurring losses or expenses/(gain) -Extinguishment of liabilities	(5.07)

+ [b](xvi) Expenses related to the execution of amendments, waivers, workouts and/or restructuring with respect to the Credit Agreement	6.55

+ [b](xvii): Expenses incurred in connection with the CRAs redemption and waiver of MFN rights	2.16

+ [b](xviii): Expenses directly related to to SEC filings and reporting	2.11

+ [b](xix): Severance costs in an amount not in excess of $1 million incurred prior to 06/30/2013	0.00

+ [b](xx) / [c](xiv): All equity losses/(income) from excluded entities or general partnership interests	36.31

+ [b](xxi): Any non-cash expenses related to stock-based compensation to employees of CHC	0.00

-: [c] (x) all cash payments actually made for risk sharing including advances	(0.13)

-: [c] (ix) all amounts paid, advanced or otherwise made available to Island or any of its Affiliates, including, without limitation, pursuant to the Management Agreement	0.00

-: [c] (xi) all amounts due and payable to third parties under the Timex Contribution Agreement	0.00

-: [c] (xii) any non-cash reserves reversed	0.00

1. EBITDA (definition per debt agreement)	31.15

Interest expense on Total Debt	4.91
Unused facility fee on Total Debt	0.37
Scheduled principal payments on Total Debt	11.92
Total Fixed Charges	17.20

Consolidated EBITDA / Fixed Charges	1.81
Minimum Permitted Consolidated EBITDA to Fixed Charges Ratio	1.25 to 1.00
COVENANT SATISFIED?	YES

Term Debt	116.09
Revolver	21.90
LC	13.80
Total Debt	151.79

Total Debt / Consolidated EBITDA	4.87
Maximum Permitted Consolidated EBITDA to Fixed Charges Ratio	6.5 to 1.00
COVENANT SATISFIED?	YES

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
CHC Proforma Statement of Operations
Quarter Ending: December 31, 2011
(in thousands)
(Unaudited)

				Net						Aggregate
	CHC	Equity		Centerline	Guaranteed	Mortgage		Fund		SFAS 167	Pro-forma
	Consolidated	Issuer I (*)		Financial (*)	Holdings (*)	Rev Bonds	GPs (*)	Partnerships	Elim/Adj	Adj	CHC

Revenues:
Interest income	$ 15,021	$ 2,516		$ 188	$ 352	$ 11,850	$ (14)	$ (26)	$ (7,057)	$ 4,753	$ 7,212
Fee income	18,905	-		682	183	(296)		(13,768)		(14,065)	32,105
Gain on sale of mortgage loans	10,582	-		-	-	-				-	10,582
Other	1,257	-		(96)	-	19		(1,467)		(1,448)	2,802
Consolidated partnerships:
Interest income, net	179	-		-	-	-	1	179		179	0
Fee income	24,804	-		-	-	-	15,862	8,941		24,804	(0)
Other	313	-		-	-	-	-	313		313	(0)

Total revenues	71,062	2,516		773	534	11,572	15,848	(5,828)	(7,057)	14,536	52,702

Expenses:
General and administrative	22,949	10	(2)	207	(387)	-		-		-	23,119
Provision for (recovery of) losses	(4,406)	-		722	1,201	-		-		-	(6,329)
Interest	13,818	-		(59)	198	9,973		-		9,973	3,705
Interest - distribution to preferred shareholders of subsidiary	960	960		-	-	-				-	-
Depreciation and amortization	4,834	78	(2)	8	16	52		-		52	4,681
Consolidated Partnerships:
Interest	4,777	-		-	-	-	8,984	2,850	(7,057)	4,777	(0)
Loss on impairment of assets	23,674	-		-	-	-	11,937	11,737		23,674	-
Other expenses	39,044	-		-	-	-	18,030	21,014		39,044	0

Total expenses	105,650	1,048		877	1,029	10,025	38,951	35,602	(7,057)	77,520	25,175

Gain (loss) before other income (loss)	(34,588)	1,469		(104)	(495)	1,547	(23,102)	(41,429)	-	(62,984)	27,527

Other income (loss)
Equity and other (loss) income, net	-										-
Equity (loss) income allocated to CHC		(88)	(1)	(94)	(495)	-	(3)	-		(3)	(679)
Gain on extinguishment of liabilities	4,574	-		-	-	-	-		-	-	4,574
Gain (loss) from repayment or sale of investments	-	-		-	-	-	-		-	-	-
Other losses of consolidated partnerships	(58,009)	-		-	-	-	-	(58,009)	-	(58,009)	0

Income (loss) from continuing operations before income taxes	(88,024)	1,556		(10)	-	1,547	(23,100)	(99,438)	-	(120,991)	31,421

Income tax benefit (provision)	656	-		-	-	-	-	-	-	-	656

Net income (loss)	(87,367)	1,556		(10)	-	1,547	(23,100)	(99,438)	-	(120,991)	32,078

Net (income) loss attributable to non-controlling interests	120,992	(1,556)		10	-	-	23,100	99,438	-	122,538	(0)

Net (loss) income attributable to CHC shareholders	$ 33,625	$ -		$ -	$ -	$1,547	$ -	$ -	$ -	$1,547	$32,078

Amounts may not foot or crossfoot due to rounding
(*) Accounted for as equity method investments
(1) Reflect equity income/loss for expenses paid by EIT and funded by CHC
(2) Reflect investor services, printing, accounting, filing fees and amortization of cost relating to setting up the preferred shares - these expenses funded by CHC or are the responsibility of CHC as the issuer of the preferred shares

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
CHC Proforma Statement of Operations
Year to Date as of: September 30, 2012
(in thousands)
(Unaudited)

				Net						Aggregate
	CHC	Equity		Centerline	Guaranteed	Mortgage		Fund		SFAS 167	Pro-forma
	Consolidated	Issuer I (*)		Financial (*)	Holdings (*)	Rev Bonds	GPs (*)	Partnerships	Elim/Adj	Adj	CHC

Revenues:
Interest income	$ 33,973	$ 7,549		$ 518	$ 1,807	$ 27,992	$ (40)	$ (790)	$ (23,158)	$ 4,005	$ 20,094
Fee income	28,966	-		1,459	548	(847)		(13,606)		(14,453)	41,412
Gain on sale of mortgage loans	36,743	-		-	-	-				-	36,743
Other	3,012	-		(289)	-	98		(4,966)		(4,868)	8,170
Consolidated partnerships:
Interest income, net	(701)	-		-	-	-	2	(703)		(701)	0
Fee income	81,754	-		-	-	-	52,701	29,053		81,754	0
Other	537	-		-	-	-	-	537		537	0

Total revenues	184,284	7,549		1,688	2,355	27,243	52,663	9,526	(23,158)	66,274	106,419

Expenses:
General and administrative	77,380	121	(2)	204	2,895	-		-		-	74,160
Provision for (recovery of) losses	20,502	-		8,805	27,864	-		-		-	(16,167)
Interest	44,192	-		(430)	595	28,716		-		28,716	15,311
Interest - distribution to preferred shareholders of subsidiary	2,880	2,880		-	-	-				-	-
Depreciation and amortization	11,948	230	(2)	23	49	327		-		327	11,319
Consolidated Partnerships:
Interest	16,152	-		-	-	-	29,215	10,095	(23,158)	16,152	0
Loss on impairment of assets	678	-		-	-	-		678		678	(0)
Other expenses	203,361	-		-	-	-	53,581	149,779		203,360	0

Total expenses	377,093	3,230		8,602	31,403	29,044	82,796	160,552	(23,158)	249,234	84,623

Gain (loss) before other income (loss)	(192,809)	4,318		(6,914)	(29,048)	(1,801)	(30,134)	(151,027)	-	(182,961)	21,795

Other income (loss)
Equity and other (loss) income, net	113										113
Equity (loss) income allocated to CHC		(350)	(1)	(6,223)	(29,048)	-	(7)	-		(7)	(35,628)
Gain on extinguishment of liabilities	493	-		-	-	-	-		-	-	493
Gain (loss) from repayment or sale of investments	1,419	-		-	-	795	-		-	795	623
Other losses of consolidated partnerships	(277,403)	-		-	-	-	-	(277,403)	-	(277,403)	0

Income (loss) from continuing operations before income taxes	(468,187)	4,669		(691)	-	(1,005)	(30,126)	(428,430)	-	(459,562)	(12,603)

Income tax benefit (provision)	505	-		-	-	-	-	-	-	-	505

Net income (loss)	(467,682)	4,669		(691)	-	(1,005)	(30,126)	(428,430)	-	(459,562)	(12,098)

Net (income) loss attributable to non-controlling interests	454,578	(4,669)		691	-	-	30,126	428,429	-	458,555	0

Net (loss) income attributable to CHC shareholders	$ (13,104)	$ -		$ 0	$ -	$(1,005)	$ -	$ -	$ -	$ (1,005)	$(12,098)

Amounts may not foot or crossfoot due to rounding
(*) Accounted for as equity method investments
(1) Reflect equity income/loss for expenses paid by EIT and funded by CHC
(2) Reflect investor services, printing, accounting, filing fees and amortization of cost relating to setting up the preferred shares - these expenses funded by CHC or are the responsibility of CHC as the issuer of the preferred shares

Freddie Mac B-Certificates
Monthly Cash Receipts Schedule

				Interest Income
	Cash Receipts			recognized - GAAP
	$	$
January-12	3,967,317
February-12	3,724,987
March-12	2,028,637	9,720,941	Q1 2012	4,852,000
April-12	1,719,776
May-12	2,258,493
June-12	2,400,063	6,378,333	Q2 2012	4,729,000
July-12	1,512,072
August-12	1,613,498
September-12	1,434,092	4,559,662	Q3 2012	5,871,000

Total Q3 2012 YTD		20,658,936		15,452,000

Fannie Mae & Freddie Mac Loss Payments

Loss Settlement Payment Date	Agency	Loan Number	Deal Name	Beginning Q4 2011 Cumulative P&I Advances	P&I Advances Q 4 2011	P&I Advances Q1 2012	P&I Advances Q2 2012	P&I Advances Q3 2012	Cumulative P&I Advances To Date	Loss Settlement Amount - Q2 2012	Total Loss Paid

	Fannie Mae	500357	Whispering Isles Apartments	763,412.04	50,090.11	33,361.39			796,773.43
6/26/2012	Fannie Mae	11696	Crossroads Investors	520,526.01	37,200.64	37,207.91			557,733.92	(557,733.92)	(0)	This property was sold at foreclosure
	Fannie Mae	500385	Jaclyn, LLC	337,729.66	26,591.01	26,595.44	8,856.27		373,181.36
	Fannie Mae	500397	Springwood Apartments	97,912.36	19,575.29	58,792.37	19,575.29		176,280.02
	Fannie Mae	500290	Deerbrook Apartments	22,442.76	22,442.76	67,298.97			89,741.73
	Fannie Mae	10628	Washington Terrace Apartments	92,265.52	92,265.52	138,437.88			230,703.40
	Fannie Mae	500354	Stonewood Apartments				16,077.53	48,263.46	64,340.99
			TOTAL:	1,834,288.34	248,165.33	361,693.96	44,509.09	48,263.46	2,288,754.84	(557,733.92)	(0.01)

Exhibit B

To

Annex A to the Fourth Amendment

Attached Hereto

Centerline Holding Company

Exhibit B to Annex A

Expenses Related to Execution of Amendments to Credit Agreement

October 2011 through January 2013

	Oct	Nov	Dec	Q4	Jan	Feb	Mar	Q1	Apr	May	Jun	Q2	Jul	Aug	Sep	Q3	Oct	Nov	Dec	Q4	Jan	Feb
	2011	2011	2011	2011	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2012	2013	2013

Loughlin Management Partners + Co.	-	-	-	-	226,662	-	672,900	899,562	178,338	177,569	180,447	536,354	169,553	175,000	187,377	531,930	175,000	181,340	177,346	533,686	175,000	530,000
Rothschild, Inc.	-	-	235,161	235,161	135,206	142,041	145,385	422,632	145,643	135,000	145,731	426,375	148,320	135,000	139,867	423,186	266,815	2,613	136,466	405,894	135,000	0
Paul Hastings, LLP	6,484	8,728	2,640	17,852	4,420	67,455	575,777	647,652	255,642	260,551	197,598	713,791	301,721	392,534	195,939	890,194	43,588	317,511	319,495	680,594	53,467	0
Nutter, McClennen & Fish LLP	-	86,315	39,527	125,842	-	-	179,077	179,077	-	-	100,000	100,000	181,337	60,000	(4,255)	237,082	75,000	32,727	63,383	171,110	41,813	150,000
Cadwalader, Wickersham & Taft, LLP	-	-	-	-	-	-	-	-	-	-	81,667	81,667	25,000	25,000	25,000	75,000	(43,076)	25,000	12,500	(5,576)	-	-

Total	6,484	95,043	277,328	378,855	366,287	209,496	1,573,140	2,148,923	579,623	573,120	705,443	1,858,187	825,930	787,534	543,928	2,157,392	517,327	559,191	709,190	1,785,708	405,280	680,000

Exhibit C

To

Annex A to the Fourth Amendment

Attached Hereto

Centerline Holding Company

Exhibit C to Annex A

Expenses Related to Redemption of CRA Preferred Shares

July 2011 through January 2013

MFN Rights

	Q3	Q4	Q1	Q2	Q3	Q4	Jan
	2011	2011	2012	2012	2012	2012	2013	Total

Provision for Loss (MFN Rights)	-	-	-	-	2,162,754	(962,892)	-	1,199,862

Exhibit D

To

Annex A to the Fourth Amendment

Attached Hereto

Centerline Holding Company

Exhibit D to Annex A

Expenses Related to SEC Filing & Reporting

July 2011 through January 2013

	Q3	Q4	Q1	Q2	Q3	Q4	Jan
	2011	2011	2012	2012	2012	2012	2013

EDGARing						3,320	6,209
XBRL Compliance			6,419	6,600	28,600	4,837	0
Investor Services, PR & Printing	32,680	25,842	21,093	24,062	23,695	6,176	6,177
SOX compliance	113,033	118,786	72,018	34,360	144,713	83,948	49,484
Insurance- D&O	55,000	55,000	55,000	55,000	55,000	55,000	55,000
Audit	331,750	331,750	351,687	351,687	351,687	351,687

	532,463	531,378	506,217	471,709	603,695	504,968	116,870

Annex B

Definition of Consolidated Net Income

Consolidated Net Income. For any period of calculation, net income (or loss) of CHC and its Subsidiaries on a consolidated basis in accordance with GAAP other than the following items: (1) the Excluded Entities will not be consolidated and instead will be treated as equity method investments, (2) general partnership interests in any LIHTC Property will not be consolidated and instead will be treated as equity method investments, (3) Centerline Sponsored Funds will not be consolidated and (4) all mortgage revenue bonds previously sold but for which GAAP sale treatment was not obtained will be treated as sold; provided that Consolidated Net Income shall exclude:

(a) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such amounts are not permitted by operation of the terms of its organizational documents or any agreement, instrument or Applicable Law applicable to such Subsidiary,

(b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or prior to the date any such Person is merged into or consolidated with the Target Person or any of its Subsidiaries or prior to the date that Person’s assets are acquired by the Target Person or any of its Subsidiaries, and

(c) any income (or loss) for such Period of any Person if such Person is not a Subsidiary, except that the Target Person’s equity in the net income of any such Person shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Period to the Target Person or a Subsidiary as a Distribution (and in the case of a Distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Target Person as described in clause (a) of this proviso).

Annex C

Definition of GAAP

GAAP. Except as otherwise provided herein, principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, as in effect from time to time, and (ii) consistently applied with past financial statements of each Borrower, each Guarantor and their respective Subsidiaries adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than qualifications regarding changes in GAAP and as to normal year-end adjustments) as to financial statements in which such principles have been properly applied.

Annex D

Definition of Total Debt

Total Debt. The sum (without duplication) of the outstanding principal of

(a) Revolving Loans, plus

(b) the Term Loan, plus

(c) Subordinated Debt of the Borrowers, the Guarantors or any of the Pledged Entities (other than Indebtedness of EIT, to the extent that such Indebtedness is otherwise permitted hereunder), plus

(d) all other Indebtedness described in the following clauses of the definition of Indebtedness: (a) through (h), (i) (to the extent not constituting Permitted Indebtedness), and (j); provided however, that (i) any outstanding Letters of Credit that remain undrawn (the “Undrawn LCs”) shall be excluded from the definition of “Total Debt”, and (ii) any loss reserves maintained in accordance with GAAP on account of Freddie Mac loans shall be included in the definition of “Total Debt” up to the amount of the Undrawn LCs, plus

(e) Indebtedness of the Excluded Entities to the extent that such Indebtedness does not constitute Permitted Indebtedness, plus

(f) without duplication, any Contingent Liabilities incurred in connection with or relating to any of the foregoing.

Notwithstanding anything to the contrary contained herein, (i) Indebtedness associated with any general partnership interests held by special purpose entities that are Subsidiaries of CHC shall be included in the calculation of “Total Debt” only to the extent of any recourse to any of the Loan Parties; and (ii) the following Indebtedness shall be excluded from the definition of Total Debt: (1) any Indebtedness constituting Permitted Indebtedness pursuant to clauses (e), (g), (h), (k) through (o) and (r) of Section 10.3.1 and Section 10.3.2, (2) that certain promissory note made by CHC, in principal face amount of $20,000,000, made by CHC payable to the order of Centerline Guarantor LLC, (3) CHC’s $75,000,000 DUS risk-share guaranty for the benefit of Fannie Mae, (4) accrued loss share reserve(s) for the benefit of Fannie Mae and Freddie Mac, (5) the CHC/CCG Guaranty, (6) CHC’s guarantee and indemnification obligations arising under the Reaffirmation of Guarantee, and (7) any debt created under the terms of the Reimbursement, Pledge and Security Agreement, dated as of December 1, 2007, between Freddie Mac and SPV I, and any amendments thereto from time to time (other than (i) any recourse liability of SPV I, including, without limitation, arising under such Reimbursement, Pledge and Security Agreement and (ii) any non-recourse liability of SPV under such Reimbursement Pledge and Security Agreement in excess of $3,500,000 in the aggregate, each of which shall be included in the definition of Total Debt).

Annex E

Revolving Loans Currently Outstanding.

General Corporate Purposes	$12,100,000
LIHTC Investments	$11,100,000
Letters of Credit	$1,790,470
Total	$24,990,470

Outstanding LIHTC Amounts

Name of LIHTC Property	LIHTC Advance Amount
Lakeside Apartments	$1,400,000
Transpacific Apartments	$3,200,000
Lakefront	$6,500,000
Total	$11,100,000

Annex F

Financial Reporting

(Section 9.5.1 of the Loan Agreement)

[Attached]

ANNEX F

(Financial Reporting)

9.5 Delivery of Financial Statements and Notices.

9.5.1 Financial Statements, Reports, Etc. Each Borrower and Guarantor will furnish, or shall cause each of the Affiliates specifically enumerated hereafter to furnish, to the Administrative Agent (in form and substance reasonably acceptable to the Administrative Agent), either physically or through electronic delivery, and the Administrative Agent will promptly furnish to each Lender, the following:

(a)                Within:

(i)	ninety (90) days after the end of each Fiscal Year with respect to CHC,

(ii)	one hundred five (105) days after the end of each Fiscal Year with respect to EIT (if and to the extent that EIT prepares such financial statements), EIT II (if and to the extent that EIT II prepares such financial statements), CMC and CMP,

(iii)	one hundred twenty (120) days after the end of each Fiscal Year with respect to each Centerline-Sponsored Fund, including, without limitation each guaranteed Centerline-Sponsored Fund (the “Guaranteed Funds”) but only to the extent that such financial statements of a Centerline-Sponsored Fund are delivered to any of the Centerline Group’s investors, and

(iv)	one hundred twenty (120) days after the end of each Fiscal Year with respect to CFin, CFin Holdings (but only to the extent such financial statements are delivered to Natixis), Guaranteed Holdings (but only to the extent such financial statements are delivered to Merrill), and any other member of the Centerline Group (but only to the extent such financial statements are prepared in the ordinary course of such Person’s business), its consolidated balance sheet, income statement, statement of equity and cash flow statement, and, with respect to CHC, consolidating balance sheet and related statement of income showing the financial condition of each such Person and its consolidated Subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding Fiscal Year. The consolidating statements for CHC shall include separate figures for CCC and such statements shall be accompanied by unaudited equity statements and cash flow statements of CCC. Such balance sheets and related statements referred to above for CMC, CMP, EIT, EIT II, CFin, CFin Holdings, and Guaranteed Holdings (but in the case of EIT, EIT II, CFin, CFin Holdings, and Guaranteed Holdings only so long as required by its operating agreement or other agreements with third parties), shall be audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and shall be accompanied by an opinion of such accountants (which opinion shall not be qualified in any material respect), to the effect that such consolidated financial statements fairly present the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied. Such balance sheets and related statements referred to above for CHC will be unaudited and certified by such Person’s chief financial officer as fairly presenting the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP other than the following items: (1) the Excluded Entities will not be consolidated and instead will be treated as equity method investments, (2) general partnership interests in any LIHTC Property will not be consolidated and instead will be treated as equity method investments, (3) Centerline Sponsored Funds will not be consolidated and (4) all mortgage revenue bonds previously sold but for which GAAP sale treatment was not obtained will be treated as sold;

(b)               within forty-five (45) days with respect to CHC, and within sixty (60) days with respect to EIT (if and to the extent that EIT prepares such financial statements), EIT II (if and to the extent that EIT II prepares such financial statements), CMC, CMP, the Centerline-Sponsored Funds (but only to the extent such financial statements are delivered to any of the Centerline Group’s investors), CFin, CFin Holdings (but only to the extent such financial statements are delivered to Natixis) and Guaranteed Holdings (but only to the extent such financial statements are delivered to Merrill), and any other member of the Centerline Group (but only to the extent such financial statements are prepared in the ordinary course of such Person’s business) after the end of each of the first three Fiscal Quarters of each Fiscal Year, each such Person’s consolidated balance sheet, income statement, statement of equity and cash flow statement, and, with respect to CHC, consolidating balance sheet and related statement of income showing the financial condition of such Person and its consolidated Subsidiaries as of the close of such Fiscal Quarter and the results of its operations and the operations of such Subsidiaries during such Fiscal Quarter and the then elapsed portion of the Fiscal Year, and comparative figures for the same periods in the immediately preceding Fiscal Year, all unaudited and certified by such Person’s chief financial officer as fairly presenting the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated (and, in the case of CHC, a consolidating) basis in accordance with GAAP, subject to normal year-end audit adjustments, other than the following items: (1) the Excluded Entities will not be consolidated and instead will be treated as equity method investments, (2) general partnership interests in any LIHTC Property will not be consolidated and instead will be treated as equity method investments, (3) Centerline Sponsored Funds will not be consolidated and (4) all mortgage revenue bonds previously sold but for which GAAP sale treatment was not obtained will be treated as sold. The consolidating statement of CHC shall include separate figures for CCC and shall be accompanied by unaudited equity statements and cash flow statements of CCC;

(c)                concurrently with any delivery of financial statements with respect to CHC under clause (a) or (b) above, a certificate substantially in the form of Exhibit 9.5.1(c) (a “Compliance Certificate”) of CHC’s chief financial officer opining and certifying (i) that no Default has occurred or, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 10.13 and 10.14 and, (x) setting forth the Borrowers’ calculation of Consolidated EBITDA, Fixed Charges and Total Debt, (y) certifying that there has been no change in the business activities, assets or liabilities of any Person likely to result, in the good faith and reasonable judgment of CHC’s chief financial officer, in a Material Adverse Effect, or if there has been any such change, describing such change in reasonable detail, and (z) certifying that the Borrowers, the Guarantors and the Pledged Entities are in compliance with Section 10.11;

(d)               promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed by such Persons with the SEC, or with any national securities exchange, or distributed to its shareholders, partners or members, as the case may be.

(e)                promptly after the receipt thereof by any such Person or any Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants, and the management's response thereto;

(f)                promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Persons or any of their Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; including, without limitation, if so requested, a reasonably detailed consolidated budget reflecting CHC and its Subsidiaries in the aggregate as well as reflecting each of the separate businesses included in such consolidated group, and such information regarding the B Bonds and the related cash flows therefrom;

(g)               documents required to be delivered pursuant to Section 9.5.1(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) which may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such Person posts such documents, or provides a link thereto, on such Person’s website on the internet; or (ii) on which such documents are posted on such Person's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent);

(h)               within fifteen (15) days after any sale of assets producing Excess Sale Proceeds (or amounts that, in the absence of the “basket” contained in the definition of such term, would constitute Excess Sale Proceeds), a report reflecting the sale price, detailed expenses and detailed accounting of Excess Sale Proceeds, if any, for such sale;

(i)                 within forty-five (45) days after the end of each Fiscal Quarter of CHC, commencing with the Fiscal Quarter ending March 31, 2010, a detailed report setting forth (i) the collection by any member of the Centerline Group, during such Fiscal Quarter, of any Fund Deferred Fees, Expense Reimbursements or Supplemental Loan repayments under voluntary loans, protective advances and accounts payable advances, together with a breakdown of how and to which third parties outside of the Centerline Group such collected funds were distributed, and (ii) the advance by any member of the Centerline Group during such Fiscal Quarter of any Supplemental Loans or amounts to cover expenses of Centerline-Sponsored Funds;

(j)                 a copy of Fannie Mae’s DUS watch list for mortgage loans serviced by CMC, including, without limitation, information on loans that have matured or are in default, and special servicing action plans related to the same, upon the earlier to occur of (i) promptly after the such reports are delivered to Fannie Mae, or (ii) such time as such reports are required to be delivered to Fannie Mae;

(k)               a copy of Freddie Mac’s Risk Share watch list for mortgage loans serviced by CMP, including, without limitation, information on loans that have matured or are in default, upon the earlier to occur of (i) promptly after the such reports are delivered to Freddie Mac, or (ii) such time as such reports are required to be delivered to Freddie Mac;

(l)                 from time to time as the Administrative Agent may request in its discretion at reasonable intervals, reports of all revenue or other amounts of any kind received or accrued by any of the Management-Owned Entities during the time period specified in such request, including, without limitation, Management Proceeds, such reports to include the amount, source and disposition, if any, of such revenues and other amounts Funds; and

(m)             On or before the fifteenth day following the end of each calendar month after the Closing Date, the Borrowers shall provide to the Administrative Agent a revised version of Schedule 8.23 which shall describe all LIHTC Investments currently in place as of the last day of the immediately preceding calendar month;

(n)               on or before the 45th day after the last day of, and with respect to, each Fiscal Quarter ending on or after September 30, 2012 (each, a “Reporting Period”), the Borrowers shall provide to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, a report as of the close of such Reporting Period, listing, (A) for each Centerline Sponsored-Fund (i) the aggregate cash and receivables held at such Centerline-Sponsored Fund, (ii) the aggregate payables owed by such Centerline-Sponsored Fund to the Fund GPs or any other third parties, including reports of any additions and repayments of payables by such Centerline-Sponsored Fund during such Reporting Period, (iii) all proceeds and other consideration received by, or otherwise owed to, such Centerline-Sponsored Fund on account of disposition activity during such Reporting Period, (iv) all cash distributions made to CAHA, or any other member of the Centerline Group, by such Centerline-Sponsored Fund during such Reporting Period, and (v) the amount of the minimum reserve requirement for such Centerline-Sponsored Fund, as reflected in the relevant Fund Documents for such Centerline-Sponsored Fund, and (B), for CAHA and/or any other member of the Centerline Group, the amount of any receivables due from each Centerline-Sponsored Fund to such Person, including, without limitation, amounts reserved, paid to, or written off by such Person during such Reporting Period;

(o)               as soon as available and in no event later than thirty (30) days after filing, the Borrowers shall provide or cause to be provided copies of the federal, state, local or other income tax returns filed with the Internal Revenue Service or any other Governmental Authority by any Borrower, Guarantor or Pledged Entity; provided that if any such Person receives an extension to file such income tax return, such income tax return must be provided to the Administrative Agent within thirty (30) days of its filing but no later than October 15 of each calendar year;

(p)               within forty-five (45) days after the end of each Fiscal Quarter of CHC, (i) cash projections for the Centerline Group for the next Fiscal Quarter and (ii) a report of the actual cash results of such Persons for the immediately preceding Fiscal Quarter compared against the previously delivered projections for such Fiscal Quarter, in each case prepared on a month by month basis; and

(q)               within fifteen (15) days after the end of each calendar month, copies of the monthly trustee statements from Deutsche Bank, or any successor trustee, and deposit account statements, in each case with respect to the cash flow on the B Bonds.

Annex G

Form of Compliance Certificate

(Exhibit 9.5.1(c) of the Loan Agreement)

[Attached]

ANNEX G

Form of Compliance Certificate

(Exhibit 9.5.1(c) of the Loan Agreement)

Financial Statement Date: __________ __, ____

To:	Bank of America, N.A., as Administrative Agent 225 Franklin Street

Mail Stop: MA1-225-02-04

Boston, MA 02110

Attention: John F. Simon, Senior Vice President

Telephone: (617) 346-4272

Facsimile: (617) 346-4670

E-mail: john.f.simon@baml.com

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Centerline Holding Company and Centerline Capital Group LLC (each, a “Borrower,” and, collectively, the “Borrowers”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank. This Certificate is delivered to the Administrative Agent pursuant to Section 9.5.1(c) of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

The undersigned officer hereby certifies as of the date hereof that he/she is the Chief Financial Officer of Centerline Holding Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Centerline Holding Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are (i) the year-end audited financial statements required by Section 9.5.1(a) of the Agreement of each of EIT (if and to the extent that EIT prepares such financial statements), EIT II (if and to the extent that EIT II prepares such financial statements), CMC, CMP, each Centerline-Sponsored Fund (but only to the extent that such financial statements are delivered to any of the Centerline Group’s investors), CFin, CFin Holdings (but only to the extent such financial statements are delivered to Natixis), Guaranteed Holdings (but only to the extent such financial statements are delivered to Merrill), and any other members of the Centerline Group (but only to the extent such financial statements are prepared in the ordinary course of such Person’s business) together with the opinion by an independent certified public accountant required by Sections 9.5.1(a) of the Agreement and (ii) the year-end, unaudited financial statements required by Section 9.5.1(a) of the Agreement of CHC, each for the Fiscal Year ended as of the above date.

Form of Compliance Certificate – Exhibit 9.5.1(c)

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 9.5.1(b) of the Agreement for the Fiscal Quarter of CHC, EIT (if and to the extent that EIT prepares such financial statements), EIT II (if and to the extent that EIT II prepares such financial statements), CMC, CMP, each Centerline-Sponsored Fund (but only to the extent such financial statements are delivered to any of the Centerline Group’s investors), CFin, CFin Holdings (but only to the extent such financial statements are delivered to Natixis), Guaranteed Holdings (but only to the extent such financial statements are delivered to Merrill), and each other member of the Centerline Group (but only to the extent such financial statements are prepared in the ordinary course of such Person’s business) ended as of the above date. Such financial statements fairly present the financial condition and results of operations of such Persons and their consolidated Subsidiaries on a consolidated (and, in the case of CHC, a consolidating) basis in accordance with GAAP as at such date and for such period, subject to normal year-end audit adjustments, other than the following items: (1) the Excluded Entities are not consolidated and instead are treated as equity method investments, (2) general partnership interests in any LIHTC Property are not consolidated and instead are treated as equity method investments, (3) Centerline-Sponsored Funds are not consolidated and (4) all mortgage revenue bonds previously sold but for which GAAP sale treatment was not obtained are treated as sold.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers, EIT, EIT II, CMC, CMP, the Centerline-Sponsored Funds, CFin, CFin Holdings, Guaranteed Holdings and the other applicable members of the Centerline Group during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrowers, EIT, EIT II, CMC, CMP, the Centerline-Sponsored Funds, CFin, CFin Holdings, Guaranteed Holdings and the other applicable members of the Centerline Group during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each such Person performed and observed all its Obligations under the Loan Documents, and

[select one]

[to the best knowledge of the undersigned during such fiscal period, each such Person performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default, its nature and extent thereof, and any corrective action taken or proposed to be taken with respect thereto:]

Form of Compliance Certificate – Exhibit 9.5.1(c)

4. There have been no changes in the business activities, assets or liabilities of the Borrowers, the Guarantors or the Pledged Entities reasonably likely to result, in the good faith judgment of the undersigned, in a Material Adverse Effect.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto, which include the Borrowers’ calculation of Consolidated EBITDA to Fixed Charge Ratio and Total Debt/Consolidated EBITDA Ratio, are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                              ,           .

CENTERLINE HOLDING COMPANY

By:
Name:
Title:

Form of Compliance Certificate – Exhibit 9.5.1(c)

For the Fiscal Quarter/Year ended ______________ (“Statement Date”)

SCHEDULE 1 to the Compliance Certificate

[Attach year-end audited financial statements and opinion of independent CPA / unaudited financial statements, for the Fiscal Year/Quarter described above].

Annex H

Applicable Margins, Fixed Charge Covenant and Leverage Covenant

(Exhibit 1.1A to the Loan Agreement)

Applicable Margins

The Applicable Margin applicable to the Loans shall be as follows:

Term Loan:

(a)	As to all Base Rate Loans, the Applicable Margin is 3.00%.

(b)	As to all LIBOR Rate Loans, the Applicable Margin is 3.00%.

(c)	Upon the earliest to occur of (i) the first Business Day following the end of the Fiscal Quarter in which CHC first achieves a Total Debt/Consolidated EBITDA Ratio equal to or less than 3.00 to 1.00 and (ii) January 1, 2015, the Applicable Margin of the Term Loan (including all Base Rate Loans and LIBOR Rate Loans) shall increase to 3.50%, with subsequent 0.50% increases on each yearly anniversary thereof.

Revolving Loans:

(a)	As to all Base Rate Loans, the Applicable Margin is 3.00%.

(b)	As to all LIBOR Rate Loans, the Applicable Margin is 3.00%.

Consolidated EBITDA to Fixed Charge Ratio

CHC shall maintain, at the end of each Fiscal Quarter, a ratio of Consolidated EBITDA to Fixed Charges equal to or greater than:

(a)                1.25 to 1.00 for the four consecutive Fiscal Quarters in the aggregate ending on March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014;

(b)               1.50 to 1.00 for the four consecutive Fiscal Quarters in the aggregate ending on June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015; and

(c)                1.75 to 1.00 for the four consecutive Fiscal Quarters in the aggregate ending on June 30, 2015, and for each four consecutive Fiscal Quarters ending thereafter on a rolling four quarters basis;

provided, however, that, solely with respect to the four consecutive Fiscal Quarters in the aggregate ending on December 31, 2013, if CHC’s ratio of Consolidated EBITDA to Fixed Charges is (i) less than 1.25 to 1.00, but greater than or equal to 1.11 to 1.00, the Borrowers shall prepay the then outstanding balance of the Term Loan in an amount equal to $500,000.00 or (ii) less than 1.11 to 1.00, but greater than or equal to 0.85 to 1.00, the Borrowers shall prepay the then outstanding balance of the Term Loan in an amount equal to $1,000,000.00, in each case to be applied in accordance with the terms of Section 4.2.4 of the Credit Agreement (each such payment, the “4Q13 Coverage Prepayment”). For the avoidance of doubt, the Administrative Agent’s right to receive the 4Q13 Coverage Prepayment, for the ratable benefit of the Lenders, shall be its sole and exclusive remedy for CHC’s failure to maintain a ratio of Consolidated EBITDA to Fixed Charges of between 0.85 to 1.00 and 1.25 to 1.00 for the four consecutive Fiscal Quarters in the aggregate ending on December 31, 2013, but any failure by CHC to maintain a ratio of Consolidated EBITDA to Fixed Charges that is greater than or equal to 0.85 to 1.0 for such period shall constitute an Event of Default hereunder for all purposes.

Total Debt/Consolidated EBITDA Ratio.

CHC shall maintain at the end of each Fiscal Quarter a Total Debt/Consolidated EBITDA Ratio equal to or less than:

(a)                5.5 to 1.0 as of the end of each of the Fiscal Quarters ending on March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014;

(b)               4.5 to 1.0 as of the end of each of the Fiscal Quarters ending on June 30, 2014 and September 30, 2014;

(c)                4.0 to 1.0 as of the end of each of the Fiscal Quarters ending on December 31, 2014 and March 31, 2015;

(d)               3.5 to 1.0 as of the end of each of the Fiscal Quarters ending on June 30, 2015 and September 30, 2015; and

(e)                3.0 to 1.0 as of the end of the Fiscal Quarter ending on December 31. 2015, and as of the end of each Fiscal Quarter thereafter;

provided, however, that, solely with respect to the Fiscal Quarter ending on December 31, 2013, if CHC’s Total Debt/Consolidated EBITDA Ratio is (i) greater than 5.5 to 1.0, but less than or equal to 6.42 to 1.0, the Borrowers shall prepay the then outstanding balance of the Term Loan in an amount equal to $500,000.00 or (ii) greater than 6.42 to 1.0, but less than or equal to 8.5 to 1.0, the Borrowers shall prepay the then outstanding balance of the Term Loan in an amount equal to $1,000,000.00, in each case to be applied in accordance with the terms of Section 4.2.4 of the Credit Agreement (each such payment, the “4Q13 Leverage Prepayment” and, together with the 4Q13 Coverage Prepayment, the “4Q13 Prepayments”). For the avoidance of doubt, the Administrative Agent’s right to receive the 4Q13 Leverage Prepayment, for the ratable benefit of the Lenders, shall be its sole and exclusive remedy for CHC’s failure to maintain a Total Debt/Consolidated EBITDA Ratio of between 5.5 to 1.0 and 8.5 to 1.0 for the Fiscal Quarter ending on December 31, 2013, but any failure by CHC to maintain a Total Debt/Consolidated EBITDA Ratio that is less than or equal to 8.5 to 1.0 for such period shall constitute an Event of Default hereunder for all purposes.

Any amounts owed by the Borrowers hereunder with respect to 4Q13 Prepayments shall be due and payable on the date that CHC is required to deliver financial statements for the Fiscal Quarter ending on December 31, 2013 under the Credit Agreement. In no event shall the Borrowers’ liability with respect to 4Q13 Prepayments exceed $1,000,000.00 in the aggregate.

Exhibit A

CLOSING CHECKLIST

DOCUMENT	RESPONSIBLE PARTY	STATUS
Fourth Amendment (the “Amendment”) to Second Amended and Restated Revolving Credit and Term Agreement (the “Loan Agreement”)	Nutter

Annexes and Exhibits to Amendment:

Annex A:   Definition of Consolidated EBITDA

Annex B:    Definition of Consolidated Net Income

Annex C:     Definition of GAAP

Annex D:    Definition of Total Debt

Annex E:    Revolving Loans Currently Outstanding

Annex F:    Financial Reporting (Section 9.5.1)

Annex G:    Form of Compliance Certification (Exhibit 9.5.1(c))

Annex H:   Applicable Margin, Fixed Charge Covenant and Leverage Covenant (Exhibit 1.1A)

Exhibit A:   Closing Checklist

Annexes A-H: Borrowers Exhibit A:Nutter
Completion of CRA Preferred Redemption	Borrowers/Guarantors
Payment by Borrower/Guarantors of Administrative Agents’ costs, fees and expenses, including, without limitation, all outstanding fees and disbursement owed to Nutter and LM, and the amendment fee set forth in Section 1(b)(ii) of the Amendment	Borrowers/Guarantors
Post-Closing
Pro-forma calculations of CHC’s Consolidated EBITDA utilizing the definition set forth in Annex A attached to the Amendment for the period ending June 30, 2012	Borrowers	To be delivered within 7 days following execution of Amendment

Officer’s Certificate for CMC, certifying the following are true, complete and correct as of such date:

(a)   Certificate of Conversion/Merger;

(b)   Limited Liability Company Agreement; and

(c)    Resolutions authorizing CMC’s conversion by tax-free merger to a limited liability company and corresponding name change.

	Borrowers	To be completed within 15 days following execution of Amendment

Officer’s Certificate for CMP, certifying the following are true, complete and correct as of such date:

(a)   Certificate of Conversion/Merger;

(b)   Limited Liability Company Agreement; and

(c)   Resolutions authorizing CMP’s conversion by tax-free merger to a limited liability company and corresponding name change.

	Borrowers	To be completed within 15 days following execution of Amendment

Officer’s Certificate for Centerline Finance Corporation, certifying the following are true, complete and correct as of such date:

(a)   Certificate of Conversion/Merger;

(b)   Limited Liability Company Agreement; and

(c)   Resolutions authorizing Centerline Finance Corporation’s conversion by tax-free merger to a limited liability company and corresponding name change.

	Borrowers	To be completed within 15 days following execution of Amendment